EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Service Bancorp, Inc. (the “Company”) on Form 10-KSB for the year ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dana S. Philbrook, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his best knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ DANA S. PHILBROOK
Dana S. Philbrook Chief Financial Officer

Date: September 13, 2002